UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dell Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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•	The following was sent today in response to a demand to inspect our books and records

March 15, 2013

BY EMAIL and FIRST CLASS MAIL

Mr. Gary Lutin

The Shareholder Forum, Inc.

575 Madison Avenue 10th Floor

New York, NY 10022

Re:	First Supplemental Demand for Records

Dear Mr. Lutin:

I write on behalf of Dell Inc. (“Dell” or the “Company”) in reply to your recent correspondence, including the March 11, 2013 “First supplemental demand for records” (the “Supplemental Demand”), which seeks “all communications by the Company and its representatives with Icahn Enterprises, L.P., its affiliates and representatives (‘Icahn’)” and “all information made available to Icahn.” For reasons similar to those stated in the Company’s letter to you dated March 12, 2013, by which the Company rejected your original “Demand for records” (the “Original Demand,” and with the Supplemental Demand, the “Demands”), the Supplemental Demand fails to comply with 8 Del. C. § 220 (“Section 220”).

First, although Section 220 permits stockholders to demand books and records through an “attorney or other agent,” it makes clear that in such circumstances, the agent must act “on behalf of the stockholder” and likewise requires that the demand’s stated purpose be reasonably related to the stockholder’s interest as a stockholder. See 8 Del. C. § 220(b). It is obvious from the face of both Demands that neither was submitted “on behalf of” Cavan Partners, L.P. (“Cavan”), a purported Company stockholder, and that they were at most submitted with Cavan’s authorization, but for purposes related to the business interests of the Shareholder Forum. See Badger v. Tandy Corp., 1983 WL 404449, at *2 (Del. Ch. Mar. 24, 1983) (denying stocklist demand where purpose related to “personal business,” and was therefore not “’reasonably related’ to the plaintiff’s interest . . . as a stockholder.”) (emphasis in original). In your original Demand, you in fact acknowledge that the “essential purpose of seeking the information is to make it publicly available for use” by “Forum participants.” See also Letter to the Company dated March 13, 2013 (the “March 13 Letter”) (stating that the “purpose of this process [i.e., the Demands] is for the Forum to report . . . non-confidential information for stockholder consideration”) (emphasis added).

Second, the Supplemental Demand fails to state a proper purpose. The Shareholder Forum again seeks access to the Company’s books and records for the improper purpose of disseminating confidential information received through the Demands to its members. See, e.g., Pershing Square, L.P. v. Ceridian Corp., 923 A.2d 810, 819-20 (Del. Ch. 2007) (holding that demand for books and records failed to state a proper purpose where its “instrumental objective” was to “broadcast” the corporation’s confidential information). Although your March 13 Letter states that the Shareholder

Dell Inc. | One Dell Way | Round Rock, TX 78682 | Telephone 512.338.4400 www.dell.com | 1-800 BUY DELL

Mr. Gary Lutin

March 15, 2013

Forum intends “to report only non-confidential information,” this statement cannot be reconciled with the Supplemental Demand’s request for all information made available to Icahn and its stated purpose of providing “information access” to stockholders considering alternative transactions proposed by Icahn “based on its access to confidential information.” (emphasis added).

The Supplemental Demand also in effect seeks access to the boardroom in order to “determine the effectiveness of efforts by the board and its special committee” in exploring alternative transactions—also an improper purpose under Delaware law. See Q Funding III, L.P. v. Cedar Fair Mgmt., Inc., C.A. No. 5551-VCS, at 12 (Del. Ch. July 19, 2010) (TRANSCRIPT) (suggesting that a stockholder lacked a proper purpose where it sought to “get engaged in the [transaction] process”). In the March 13 Letter you explain that the Demands are “simply for the same information that Dell provided for its own valuation experts, and those engaged by the special committee.” But the Shareholder Forum is not advising the Company or the Special Committee and thus has no basis for access to the same information provided to their experts. Even if the Shareholder Forum were a stockholder of Dell, which it does not claim to be, your Demands would be inappropriate because they conflate the role of directors, who manage the business and affairs of the corporation, with the role of stockholders. See 8 Del. C. § 141.

Third, like the Original Demand, the purposes set forth in the Supplemental Demand fail to justify the information sought. To be entitled to books and records under Section 220, a stockholder must “show that the specific books and records he seeks to inspect are ‘essential to [the] accomplishment of the stockholder’s articulated purpose for the inspection.’” Espinoza v. Hewlett-Packard Co., 32 A.3d 365, 371 (Del. 2011). In Polygon Global Opportunities Master Fund v. West Corporation, the Delaware Court of Chancery denied a books and records demand brought, among other reasons, for the stated purpose of enabling the stockholder to evaluate the price offered in a going-private transaction. 2006 WL 2947486 (Del. Ch. Oct. 12, 2006). The Court noted that the Company would be required to make publicly available “comprehensive” information regarding the going-private transaction, and explained that “through its preliminary and final proxy materials, and its Schedule 13E-3, and amendments, [the company] would appear to have disclosed all material information necessary” for the stockholder to evaluate the transaction. Id. at *4. In that connection, the Court found that the stockholder failed to demonstrate that the information made publicly available in connection with the going-private transaction “omits information that is necessary, essential, and sufficient for its purpose.” Id.

The Supplemental Demand does not explain why the Company’s publicly-disclosed information will not sufficiently enable Dell’s stockholders to evaluate the board or special committee’s efforts to explore transaction alternatives, including Icahn’s participation in the process, to make an informed decision on any transaction presented to them and to determine whether to exercise any applicable appraisal rights. As the Company set forth in its response to the Original Demand, federal and state law requires that it file a proxy statement containing all information material to a stockholder’s decision as to how to vote on the proposed Merger and whether to exercise appraisal rights under Delaware law. See Q Funding III, C.A. No. 5551-VCS, at 12 (“[T]ypically everybody is informed at once in a public entity if the company decides to refinance, and then everybody learns at once.”). You still have made no showing that the information that will

Dell Inc. | One Dell Way | Round Rock, TX 78682 | Telephone 512.338.4400

www.dell.com | 1-800 BUY DELL

Mr. Gary Lutin

March 15, 2013

be made available to the Company’s shareholders through federal and state mandated disclosures will not be sufficient to satisfy the purposes set forth in the Demands.

Fourth, the information sought in the Supplemental Demand is protected from disclosure by the business strategies privilege. Under Delaware law, “a company’s negotiations and business plans” are protected from discovery in litigation “unless the party seeking discovery can show an overriding need for the information.” Corp. Prop. Assocs. 8, L.P. v. Amersig Graphics, Inc., 1995 WL 214359, at *2 (Del. Ch. Mar. 24, 1995). The Delaware Court of Chancery has applied the business strategies privilege to deny a Section 220 demand seeking “access to certain documents used or created by the Special Committee in its evaluation of a sale,” where the materials contained “highly sensitive, non-public information concerning valuation and strategic alternatives, including potential strategic partners.” Dolphin Ltd. P’ship I, L.P. v. InfoUSA, Inc., 2006 WL 1071518, at *1 (Del. Ch. Apr. 11, 2006). As you acknowledge in your Supplemental Demand, the request for information provided to Icahn specifically relates to the Board and Special Committee’s ongoing “explorations” of transaction alternatives and your proposed evaluation of the “effectiveness of [those] efforts.” You have failed to demonstrate why the information sought is necessary and essential to your stated purposes, let alone an overriding need sufficient to overcome the business strategies privilege.

Finally, and as with your Original Demand, the broad scope of the documents requested far exceeds that permitted by the statute. Under Delaware law, a Section 220 Demand must “tailor its request for documents carefully so as only to seek documents proportionate to [the stockholder’s] legitimate needs.” Fairthorne Maint. Corp. v. Ramunno, 2007 WL 2214318, at *8 (Del. Ch. July 20, 2007). In the Supplemental Demand, you seek “all communications” between the Company and Icahn broadly related to his investment interest in the Company or in a possible transaction, as well as “all information made available to Icahn.” (emphasis added). The Supplemental Demand fails to request documents with the precision required by Delaware law.

In these and other respects, as to which the Company expressly reserves all rights and objections, the Supplemental Demand fails to meet the requirements of 8 Del. C. § 220 and Delaware law.

With respect to your Original Demand, the March 13 Letter fails to remedy any of the defects identified in the Company’s March 12 response. Among other things, your expressed understanding of Section 220 is inconsistent with Delaware case law applying Section 220, which is not intended to provide stockholders with unlimited access to all information considered by directors and their outside advisors. Delaware law provides that stockholders who are asked by directors to vote with respect to a proposal recommended by the directors are entitled to information that is material to the stockholders’ voting decision. Dell will provide that information in its forthcoming proxy statement.

Very truly yours,

/s/ Janet Wright

Janet Wright

Vice President – Corporate, Securities & Finance

Counsel and Assistant Secretary

cc:	William D. Regner, Esq.
Debevoise & Plimpton LLP

S. Mark Hurd, Esq.
Morris, Nichols, Arsht & Tunnell LLP

Gregory P. Williams, Esq.
Richards, Layton & Finger, P.A.

Dell Inc. | One Dell Way | Round Rock, TX 78682 | Telephone 512.338.4400

www.dell.com | 1-800 BUY DELL

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.